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                                            Exhibit 10(b)

                        AMENDMENT TO
             THE BANK OF NEW YORK COMPANY, INC.
           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, The Bank of New York Company, Inc.
Supplemental Executive Retirement Plan (the "Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of June 9, 1992; and
          WHEREAS, Section 9 of the Plan provides that the Board of Directors may amend the Plan at any time, except in certain respects not material hereto; and
          WHEREAS, the Board of Directors desires to amend the Plan;
          NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of November 12, 1996, except as otherwise provided herein:
          1.  Sections 2(c)  and (d) of the Plan are
redesignated as Sections 2(d) and (e), respectively, and a new Section 2(c) is added to the Plan to read as follows:
             (c) "Beneficiary" means the person or persons designated by the Participant on a form approved by the Committee which is filed with the Committee prior to the Participant's death. Such designation may be revoked or changed by the Participant by filing a new form with the Committee prior to the Participant's death. In the event of the death of a Participant who has not designated a Beneficiary, or if no Beneficiary survives the Participant, then the Participant's Beneficiary shall be (I) the spouse of the Participant, if he is married on the date of his death or (ii) the estate of the Participant if he is not married on his death.

          2. Section 4 of the Plan is amended by amending the second and third paragraphs thereof to read as follows:

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          The Beneficiary of a Participant whose death occurs
     while an active employee of the Company shall be entitled to the Benefit provided under the Plan.

          The Benefit provided under this Plan is in addition to any other retirement benefits provided by the Company to a Participant or, if applicable, his Beneficiary.

          3. Section 5(b) of the Plan is amended by deleting the third sentence thereof in its entirety.
          4. Section 5(c) of the Plan is amended by deleting the last sentence of the first paragraph thereof and substituting therefor the following:
     In the event of the Participant's death after installment payments have commenced, the remaining value of the Participant's Benefit shall be paid in a lump sum, within 90 days after the Participant's death, to his Beneficiary.

          5. Section 5(c) of the Plan is amended by amending the second paragraph thereof to read as follows:
          In the event of the Participant's death while an active employee of the Company, payment of a Benefit to the Participant's Beneficiary shall, unless the Committee in its discretion directs payment in a different form or a different time, be made in a lump sum within 90 days after the Participant's death.

          6. Exhibit A of the Plan is amended, effective as of April 25, 1994, by adding the following Participant:
     Newton P. S. Merrill
          7. Exhibit A of the Plan is amended, effective as of April 11, 1995, by adding the following Participant:
     Gerald L. Hassell

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          IN WITNESS WHEREOF, The Bank of New York Company,
Inc. has caused this Amendment to be executed by its duly
authorized officers this 12th day of November, 1996.
                         ----        --------

                                   /s/ Thomas A. Renyi
                                   -------------------------

ATTEST:


/s/ Jacqueline R. McSwiggan
----------------------------
     Assistant Secretary